As filed with the Securities and Exchange Commission on December 27, 1996
                                                 Registration No. 33-_________
===============================================================================

               UNITED STATES SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549
                                _______________

                                   FORM S-3
                            Registration Statement
                                     Under
                          The Securities Act of 1933
                                _______________

                  SOUTHEASTERN MICHIGAN GAS ENTERPRISES, INC.
            (Exact name of registrant as specified in its charter)

                Michigan                              38-2144267
        (State of Incorporation)         (I.R.S. Employer Identification No.)

                               405 Water Street
                          Port Huron, Michigan 48060
                                (810) 987-2200
  (Address and telephone number of registrant's principal executive offices)

                              WILLIAM L. JOHNSON
                     President and Chief Executive Officer
                  Southeastern Michigan Gas Enterprises, Inc.
                               405 Water Street
                          Port Huron, Michigan 48060

                               ARNOLD R. MADIGAN
                                General Counsel
                  Southeastern Michigan Gas Enterprises, Inc.
                               405 Water Street
                          Port Huron, Michigan 48060

                   (Name and address of agents for service)
                                _______________

     Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of the Registration Statement. Sales will be completed monthly.
                                _______________

     If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, check the following box. [ ]
                                _______________

     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [X]
                                _______________

     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]
                                _______________

     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]
                                _______________

     If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]
                                _______________

===============================================================================

     Title of Each Class          Amount              Proposed              Proposed           Amount of
        of Securities              to be          Maximum Offering      Maximum Aggregate    Registration
      to be Registered         Registered<F1>     Price Per Unit<F2>    Offering Price<F2>        Fee
     -------------------      --------------      -----------------     -----------------    ------------
Common Stock, $1 Par Value    2,000,000 shs.           $18.50              $37,000,000        $11,212.12

--------------------------

<F1>
     The Prospectus relates to this Registration Statement and Registration Statement No. 333-15439 relating to the Dividend Reinvestment and Common Stock Purchase Plan (DRIP).  It is estimated that the transition from the DRIP to the Direct Stock Purchase and Dividend Reinvestment Plan described herein will be effected on or about March 1, 1997 and that approximately 192,000 shares previously registered but remaining unsold will be carried forward.  A filing fee of $1,033.00 associated with the unsold shares was previously paid.  See
Reg. 230.429.
<F2>
     Estimated solely for the purpose of computing the registration fee pursuant to Rule 457(c), based upon the average of the high and low prices of the Common Stock on December 19, 1996, as quoted in the National
Association of Securities Dealers Automated Quotation National Market System.

===============================================================================
     The registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

P R O S P E C T U S
-------------------

                  SOUTHEASTERN MICHIGAN GAS ENTERPRISES, INC.
                                 Common Stock
             Direct Stock Purchase and Dividend Reinvestment Plan
                                  __________

     The Direct Stock Purchase and Dividend Reinvestment Plan ("Plan") of Southeastern Michigan Gas Enterprises, Inc. (the "Company") provides investors with a convenient way to purchase shares of Common Stock of the Company by making cash payments and/or by reinvesting dividends. Participants do not pay any brokerage commission or service charge for purchases under the Plan.

     This Plan replaces the Company's Dividend Reinvestment and Common Stock Purchase Plan. If you are already a participant in the Company's Dividend Reinvestment and Common Stock Purchase Plan, your participation in this Plan is automatic.

     You do not have to be a shareholder in the Company to participate in the Plan. You may become a shareholder, and Participant in the Plan, by making an initial investment in the Plan of at least $250 and not more than $100,000.

     Participants in the Plan may:

          -- begin participation by making an initial investment of $250 or more (not more than $100,000);

          --   reinvest all or a portion of Common Stock dividends;

          --   enroll in direct deposit of dividends not reinvested;

          -- make optional cash payments of not less than $25.00 per payment and not more than $100,000 per year;

          -- make optional payments by automatic deductions from checking or savings;

          -- deposit certificates of Common Stock into the Plan for safekeeping;

          -- receive certificates for whole shares of Common Stock credited to their Plan accounts;

          -- transfer all or a portion of their Plan shares to make a gift, a private sale, or for any other purpose;

          --   sell Plan Shares through the Plan;

          --   terminate participation in the Plan at any time.

     Under the Plan, shares of the Company's Common Stock are issued on the 1st and 15th of each month ("Investment Dates"). The price paid by Participants is the average of over-the-counter closing ask prices for three trading days. On ___________, 1997, the closing ask price of the Common Shares as quoted in the National Association of Securities Dealers Automated Quotation (NASDAQ) System was $_____ per share.

     The price Participants will receive for shares sold through the Plan is the weighted average price of shares sold through the Plan during the applicable sales period (the period between Investment Dates when the shares are sold). Participants will be charged a transaction fee of $5.00 for each sale request (regardless of the number of shares) and a brokerage fee of $.05 per share sold.

     It is suggested that this Prospectus be retained for future reference.
                                  __________

         THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE
                SECURITIES AND EXCHANGE COMMISSION OR ANY STATE
               SECURITIES COMMISSION NOR HAS ANY SUCH COMMISSION
           PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS.
           ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.
                                  __________

The date of this Prospectus is ___________, 1997.

     This Prospectus does not constitute an offer to sell or a solicitation of an offer to buy any of the securities offered hereby in any jurisdiction to any person to whom it is unlawful to make such offer in such jurisdiction. The delivery of this Prospectus at any time does not imply that the information herein is correct as of any time subsequent to its date.



                               TABLE OF CONTENTS

                                                                   Page

Available Information..........................................      3

Incorporation of Certain Information by Reference..............      3

The Company....................................................      4

Description of the Plan
     Frequently Used Terms.....................................      4
     Purpose...................................................      5
     Advantages to Participants................................      5
     Disadvantages to Participants.............................      6
     Plan Administration.......................................      6
     Participation/Plan Enrollment.............................      7
     Dividend Options..........................................      8
     Direct Deposit............................................      8
     Investment Dates..........................................      8
     Cash Payments.............................................      8
     Automatic Optional Cash Payments..........................      9
     Refunds of Cash Payments..................................      9
     Purchase of Plan Shares...................................      9
     Sale of Plan Shares.......................................      9
     Stock Certificates........................................     10
     Certificate Safekeeping...................................     10
     Transfer of Plan Shares...................................     10
     Termination of Participation..............................     11
     Statements to Participants................................     11
     Participant Questions, Requests, Etc......................     11
     Other Information.........................................     11

Description of Common Stock....................................     12

Federal Income Tax Matters.....................................     12

Use of Proceeds................................................     13

Experts........................................................     13

                             AVAILABLE INFORMATION

     The Company is subject to the informational requirements of the Securities Exchange Act of 1934 and, in accordance therewith, files reports and other information with the Securities and Exchange Commission. Such reports, proxy and information statements, and other information can be inspected and copied at the public reference room of the Commission at its principal office:
450 Fifth Street, NW, Room 1024, Washington, DC 20549. Upon request, such material will be sent to the Commission's regional office in New York at 7 World Trade Center, Suite 1300, New York, NY 10048 and in Chicago at 500 West Madison Street, Suite 1400, Chicago, IL 60661. Copies of such material can also be obtained at prescribed rates from the Public Reference Section of the Commission at its principal office. This Prospectus does not contain all information set forth in the Registration Statement and Exhibits thereto which the Company has filed with the Commission under the Securities Act of 1933 and to which reference is made hereby. The Commission maintains a Web site at http://www.sec.gov that contains reports, proxy and information statements and other information regarding the Company.

     Any person, receiving a copy of this Prospectus from the Company may obtain without charge, upon written or oral request, a copy of any of the documents incorporated by reference herein, except for the exhibits to such documents. See "INCORPORATION OF CERTAIN INFORMATION BY REFERENCE" below. Requests should be directed to Dolores E. Noble, Director of Investor Relations of Southeastern Michigan Gas Enterprises, Inc., 405 Water Street, Port Huron, Michigan 48060, telephone number (810) 987-2200, extension 4162.

                                  __________


               INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

     The Company incorporates herein by this reference the following documents which also have been filed with the Securities and Exchange Commission ("Commission"): (a) the Company's Annual Report on Form 10-K for the year ended December 31, 1995; (b) the Company's Quarterly Report on Form 10-Q for the quarters ended March 31, 1996, June 30, 1996 and September 30, 1996; (c) the Company's definitive proxy statement for its Annual Meeting of Shareholders held on April 16, 1996.

     All documents subsequently filed pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, prior to the termination of this offering of the Company's Common Stock shall be deemed to be incorporated by reference in this Prospectus and to be a part hereof from the date of filing of such documents. The Company's file number with the Commission is 0-8503.

     The Prospectus does not set forth all material and information included in the Registration Statement filed with the Commission of which it is a part.

                                  THE COMPANY

     The Company is a Michigan corporation with its principal executive offices at 405 Water Street, Port Huron, Michigan 48060 and its telephone number is
(810) 987-2200.

     The Company was established as a holding company in 1977 and is the parent company of four direct subsidiaries. Substantially all of the Company's assets are invested in natural gas operations which are subject to regulation by various regulatory bodies. Weather has a significant impact on the Company's revenues.

     The Company's 1995 consolidated operating revenue was $335 million and its net income was $11.3 million or $.96 per share.

Natural Gas Distribution Companies

     -- Southeastern Michigan Gas Company ("Southeastern")
     -- Michigan Gas Company ("Michigan Gas")
     -- Battle Creek Gas Company ("Battle Creek")

     Southeastern, Michigan Gas and Battle Creek (collectively, the "Utility Subsidiaries") purchase, distribute and transport natural gas to approximately 233,000 customers in twenty-three counties in the lower and upper peninsulas of Michigan. During the last four years, their combined customer base has grown at an average rate of approximately 6,000 customers, or 2.8%, per year. The Utility Subsidiaries have generally provided over 90% of consolidated net income.

SEMCO Energy Services, Inc.

     SEMCO Energy Services, Inc. ("SEMCO") is a diversified company with activities and investments in many segments of the natural gas industry. SEMCO is primarily involved in natural gas marketing, gas transmission and gathering, and underground storage of natural gas.

     The above information about the Company is, of course, not comprehensive. For significant detail about the business of the Company and its subsidiaries, please refer to the documents incorporated into this Prospectus. See "Incorporation of Certain Information by Reference" above.


                            DESCRIPTION OF THE PLAN

Frequently Used Terms

- Authorization Form: the application to begin Plan participation for investors who are Record Shareholders.
-    Common Shareholder:  an owner of the Company's Common Stock.
-    Dividend:  any cash dividends paid on the Common Stock.
-    Dividend Payment Date:  the 15th of February, May, August and November.
- Enrollment Form: the application to begin Plan participation for investors who are not Record Shareholders.

- Independent Agent: a brokerage firm buying and selling Common Stock for the Plan in the open market.
-    Investment Dates:  the 1st and 15th of each month.
- Investment Periods: between the 11th day of a month and the 25th day of that month for transactions on the 1st day of the next month. Between the 26th day of a month and the 10th day of the next month for transactions on the 15th day of that latter month.
- Investment Statement: the statement sent to a Participant reflecting any purchases of Plan Shares and Dividends.
- Investment Transaction Form: the detachable bottom portion of the Investment Statement used to submit cash payments, change Dividend treatment, request a sale of Plan Shares, and implement other Plan transactions.
-    Participant:  any person participating in the Plan.
-    Plan:  this Direct Stock Purchase and Dividend Reinvestment Plan.
- Plan Administrator: an independent company responsible for carrying out Plan activities.
-    Plan Shares:  Common Stock held in the Plan for Participants.
- Record Shareholder: a Common Shareholder with shares registered in his name or Plan Shares held for his account.

Purpose

     The purpose of the Plan is to encourage long-term investment by providing current and potential shareholders with a convenient method of purchasing Common Stock without paying any brokerage commission or service charge.

Advantages to Participants

     Investment is Simple and Easy.  Participants may:

          --   reinvest all or a portion of Dividends automatically.

          -- invest optional cash payments of not less than $25 per payment and not more than $100,000 per year.

          -- invest amounts deducted automatically from a checking or savings account.

     Automatic Deposit of Dividends.

          -- Participants may have Dividends which they do not reinvest deposited directly into a checking or savings account.

     No Commission for Purchases.

          -- No brokerage commission or service charge is paid by Participants in connection with purchases of Plan Shares.

     Simplified Safekeeping.  Participants:

          --   avoid the necessity of safekeeping certificates for Plan Shares.

          -- may deposit Common Stock certificates that they hold into the Plan.

     Transfer of Plan Shares.

          -- Participants may transfer all or a portion of their Plan Shares to make a gift, to make a private sale or for any other purpose.

     Simplified Recordkeeping.

          -- An Investment Statement will be mailed to a Participant for each month in which the Participant has a Plan transaction.

     Simplified Sales.  Participants

          --   may sell Plan Shares credited to their Plan account.

          -- pay a transaction fee of $5.00 for each sale plus a brokerage commission of $.05 per share. (For example, the total fee to sell 1,000 shares would be $55.)

Disadvantages to Participants

     Price Uncertainty.

          -- Participants have no control over the purchase price or sale price of Plan Shares.

     No Interest.

          -- No interest is paid on cash received by the Plan Administrator. Initial investments and optional cash payments received by the Plan Administrator at least five business days before an Investment Date will be invested as of that Investment Date. Otherwise, such payments will be invested as of the next Investment Date.

Plan Administration

     Administration of all Plan activities will be carried out by the Plan Administrator. The Plan Administrator will make purchases (and sales) of Plan Shares, keep records, send statements of account to Participants and perform other duties relating to the Plan. Plan Shares will be registered in the name of the Plan Administrator or its nominee as agent for Participants.

     The Plan Administrator is Continental Stock Transfer & Trust Company ("Continental"). For Continental's address, telephone number and fax number, see "Participant Questions, Requests, Etc." below.

     Limited liability.

          Neither the Company, the Plan Administrator nor any other person empowered to help effectuate the Plan will be liable for any act done in good faith or for any good faith omission to act, including, without limitation, any claim of liability arising out of failure to terminate a Participant's account upon such Participant's death or disability, with respect to the prices at which Plan Shares are purchased or sold, with respect to the times when such purchases and sales are made or with respect to fluctuations in market value of Plan Shares.

          Participants should recognize that no one can assure them of a profit or protect them against a loss on their Plan Shares.

     Costs.

          All costs and expenses of administration of the Plan are paid by the Company. There are no brokerage fees or commissions in connection with the purchase of Plan Shares nor are there any costs to Participants upon termination of participation in the Plan.

          As discussed below, Participants are charged a transaction fee and brokerage commission for sales of Plan Shares.

Participation/Plan Enrollment

     Any person may become a Participant except residents of states where this offer is not authorized by law.

     This Plan replaces the Company's Dividend Reinvestment and Common Stock Purchase Plan (the "DRIP"). If you are currently a participant in the DRIP, you automatically become a Participant in this Plan. Participants who wish to change their participation in any way may do so by submitting an Authorization Form.

     Record Shareholders not currently participating in the Plan may join the Plan at any time by completing and signing an Authorization Form. Requests for Plan forms and copies of this Prospectus should be made in writing to the Plan Administrator's address or by calling the toll free number listed under "Participant Questions, Requests, Etc."

     Any other interested person may become a Participant by providing a completed Enrollment Form to the Plan Administrator and returning it with an initial investment of not less than $250 and not more than $100,000. Investments may be made by personal check or money order payable to "Continental Stock Transfer & Trust Company." PLEASE DO NOT SEND CASH.

     New Record Shareholders automatically receive an Authorization Form.

     A Plan form must be received by the Plan Administrator five business days preceding an Investment Date in order to be applicable to that Investment Date. Otherwise it will be applied to the next Investment Date.

     If any form is received less than five business days before a Dividend Payment Date, any requested Dividend treatment will begin the next quarter.

Dividend Options

     The Enrollment or Authorization Form allows the Participant to choose from the following three Dividend options:

     Full Reinvestment - All Dividends on shares held by the Participant and on his Plan Shares are reinvested. Optional cash payments may be made at any time.

     Partial Reinvestment - A portion of the Dividends on shares held by the Participant and on his Plan Shares are reinvested. Participants may elect to have Dividends that are not reinvested paid to them by check or through direct deposit (see "Direct Deposit"). Optional cash payments may be made at any time.

     Optional Cash Payments Only - All Dividends on shares held by the Participant and on his Plan Shares are paid to him (by check or by direct deposit). Optional cash payments may be made at any time.

     A Participant may change the treatment of his Dividends by use of the Investment Transaction Form. Dividends are paid on all whole and fractional Plan Shares.

Direct Deposit

     Participants may request that Dividends which are not reinvested be deposited in a U.S. bank or credit union by use of the Authorization Form.

Investment Dates

     Investment Dates will be the 1st and 15th of each month. The Company's Dividend Payments Dates are the 15th day of February, May, August and November.

Cash Payments

     Initial cash payments may accompany the Enrollment Form by check or money order. Thereafter, optional cash payments may be made either by electing the Automatic Optional Cash Payments feature, as described below, or by mailing a completed Investment Transaction Form or Authorization Form and a personal check or money order payable to the Plan Administrator. The same amount of money need not be sent each time and there is no obligation to make cash payments. (DO NOT SEND CURRENCY).

     Initial cash payments must be at least $250 and less than $100,000. Optional cash payments cannot be less than $25 per payment or more than $100,000 per year.

     Cash payments received at least five business days before an Investment Date will be invested as of that Investment Date. Otherwise, such payments will be invested as of the next Investment Date. Plan Shares will be held by the Administrator. Cash payments will be invested twice a month (1st and 15th).

Automatic Optional Cash Payments

     Participants may make optional cash payments of not less than $25 and not more than the annual limit of $100,000 by automatic deduction from a checking or savings account. To initiate the Automatic Optional Cash Payments feature, the Participant must complete an appropriate Plan Form.

Refunds of Cash Payments

     The Plan Administrator will refund cash payments if a written request is received at least five business days prior to an Investment Date.

Purchase of Plan Shares

     The number of Plan Shares purchased depends on the amount invested and the purchase price. Each Participant's account will be credited with that number of Plan Shares, including fractions computed to four decimal places, equal to the total amount he invested divided by the purchase price for that Investment Date.

     Purchased Plan Shares will be credited as of the Investment Date. Common Stock certificates deposited with the Plan by Participants will be credited promptly upon receipt by the Plan Administrator.

     The purchase price of Plan Shares will be the average of the three closing ask prices for Common Stock on the over-the-counter market for the three trading days prior to the Investment Date as quoted on NASDAQ (the National Association of Securities Dealers Automated Quotation System). The purchase price for Participants will not necessarily be the same price paid by the Independent Agent for Common Stock purchased on the open market. To the extent that the purchase price exceeds the weighted average cost to the Independent Agent, the excess will be used to cover the costs of Plan administration and, if any remains thereafter, become net proceeds to the Company. To the extent that the Participant's purchase price is less than the weighted average cost of Common Stock purchased on the open market by the Independent Agent, the Company will make up the difference.

     Under the Plan, Participants do not have the ability to order the purchase of a specified number of shares or the purchase of shares at a specified price or on a particular date, as could be done by means of purchasing shares through a broker.

Sale of Plan Shares

     Participants may sell all or part of their Plan Shares by use of an Investment Transaction Form.

     Sales for Participants are made as soon as practicable. Requests to sell Plan Shares will be aggregated and processed at least once a week by the Independent Agent in its sole discretion. Sales will be made at prevailing market prices.

     When a Participant sells Plan Shares, the price per share the Participant receives will be the average price from all Plan Shares sold by the Independent Agent during the applicable sales period, less brokerage commission fees of $.05 per share and a transaction fee of $5.00.

Stock Certificates

     All Plan Shares will be held by the Plan Administrator. Participants may obtain, at any time and without charge, a certificate for all or part of their Plan Shares by using the Investment Transaction Form. Certificates for fractional shares will not be issued under any circumstances. A Participant who wishes to pledge Plan Shares must withdraw those shares.

Certificate Safekeeping

     A Participant may deposit Common Stock certificates ("deposited shares") into the Plan by sending them with a properly completed Investment Transaction Form or an Authorization Form. Do NOT endorse the certificates. Some of the advantages of depositing certificates are:

     - Protection against the cost of replacing stock certificates which may otherwise be lost, stolen or destroyed.

     - Deposited shares are treated in the same manner as other Plan Shares and may be conveniently sold or transferred through the Plan.

     - Dividends on deposited shares will continue to be treated the same as before deposit unless changed by the Participant.

Transfer of Plan Shares

     If Participants wish to change the ownership of all or part of their Plan Shares through gift, private sale or otherwise, they may effect transfer by mailing a properly executed stock power, along with a letter of instruction, to the Plan Administrator. A request for transfer is subject to the same requirements applicable to the transfer of Common Stock certificates including the requirement of an approved signature-guarantee medallion on the stock power. The Plan Administrator will provide a form of stock power upon request.

     No certificate for Plan Shares transferred to another person will be issued unless requested. Otherwise, if the transferee is not a Participant, an account will be opened in the Plan for him. Both the requesting Participant and the transferee will be sent confirmation. In addition, if the transferee is a new shareholder, he will be sent a complete shareholder package.

Termination of Participation

     A Participant may use the Investment Transaction Form to terminate participation at any time.

     No termination will be processed between the 5th and 15th of February, May, August and November.

Statements to Participants

     Investment Statements will be mailed after the 15th of each month to any Participant having a Plan transaction that month. These statements should be retained for income tax purposes.

     In addition, each Participant will receive copies of communications sent to all Common Shareholders.

Participant Questions, Requests, Etc.

     Participants should direct all inquiries, requests for forms, completed forms and all other Plan communications to:

          Continental Stock Transfer & Trust Company
          Attn:  Shareholder Services
          2 Broadway 19th Floor
          New York, NY  10004
          Toll Free Number 1-800-509-5586
          Fax (212) 509-5152

Other Information

     If a Participant sells or transfers all his Common Stock, other than Plan Shares, his participation in the Plan will generally not be affected. Any Plan account holding less than one whole share in such circumstance will be terminated.

     Any shares of Common Stock distributed as a result of a stock dividend or stock split on Plan Shares and on Common Stock otherwise registered in the Participant's name will be added to the Participant's Plan Shares. Participants requiring a stock certificate can request one at any time.

     Each Participant will be sent a Proxy and Proxy Statement to vote Plan Shares.

     Notwithstanding any other provision of the Plan, the Company reserves the right to suspend, modify or terminate the Plan at any time. Notice of any such suspension, modification or termination will be sent to all Participants.
Also, the Plan Administrator may, by written notice, terminate an individual's participation in the Plan at any time.

                          DESCRIPTION OF COMMON STOCK

     The Company's authorized capital stock consists of 20,000,000 shares of Common Stock and 500,000 shares of Cumulative Preferred Stock, issuable in series.

     At ___________, 1997, the outstanding Common Stock consisted of __________ shares and the outstanding Preferred Stock consisted of _____ shares of Convertible Cumulative Preferred Stock. Each share of Convertible Preferred Stock is currently convertible into 4.11 shares of Common Stock.

     Subject to the rights of Preferred Stockholders to receive full quarterly dividends, Common Stockholders are entitled to receive dividends when declared by the Board of Directors in its discretion.

     Common Stockholders generally have exclusive voting rights.

     Common Stock is traded in the over-the-counter market and is quoted on the NASDAQ National Market System under the symbol SMGS. In addition to acting as Plan Administrator, Continental acts as transfer agent and registrar for all of the Company's stock.


                          FEDERAL INCOME TAX MATTERS

     A Participant will be treated for Federal income tax purposes as having received, on the Dividend Payment Date, the full amount of his Dividends whether or not he reinvests Dividends.

     For a foreign Participant whose Dividends are subject to United States income tax withholding or a Participant subject to backup withholding, Dividends reinvested will reflect a reduction for the amount of tax required to be withheld.

     A Participant will not realize any taxable income when he receives certificates for whole Plan Shares. However, a Participant who receives a cash adjustment for a fraction of a Plan Share will realize a gain or loss with respect to such fraction. Gain or loss will also be realized by the Participant when he sells Plan Shares. The amount of such gain or loss will be the difference between the amount which the Participant receives and his tax basis for the Plan Shares sold.

     Participants should retain all Investment Statements because they are the only record of transaction prices for Plan Shares.

     The information set forth above is a summary of federal tax law only and does not purport to be a complete description of all tax matters regarding participation in the Plan. The description may be affected by future legislation, IRS rulings and regulations, or court decisions. In addition, the taxation of foreign shareholders, except as noted, is not discussed in this Prospectus. Participants should consult with their own tax advisors with respect to any tax questions about their participation in the Plan.

                                USE OF PROCEEDS

     The Company may, from time to time, sell newly issued Common Stock to the Plan to generate new equity capital in lieu of the Independent Agent making open market purchases. Otherwise, net proceeds to the Company from operation of the Plan are expected to be minimal. Any net proceeds will be used for the Company's general corporate purposes including corporate purposes of one or more subsidiaries. The Company cannot estimate the amount of net proceeds that it will receive.

     Currently, the Independent Agent purchases Common Stock in the open market to become Plan Shares. The Company will not sell newly issued Common Stock to the Plan unless its Board of Directors (or its chief financial officer) makes a determination that the Company needs additional capital or some other clearly valid reason makes such sales appropriate. The Company does not expect to change the source of Plan Shares frequently. Currently, rules issued by the Securities and Exchange Commission prevent the Company from changing the source more than once in any __-month period.


                                    EXPERTS

     The Financial Statements and schedules included in the Company's Annual Report on Form 10-K for the year ended December 31, 1995, which are incorporated by reference in this Prospectus, have been audited by Arthur Andersen LLP, independent public accountants, as indicated in their report with respect thereto, and are incorporated herein by reference in reliance upon the authority of said firm as experts in giving said report.

                                    PART II
                    INFORMATION NOT REQUIRED IN PROSPECTUS


Item 14.  Other Expenses of Issuance and Distribution.

     The following statement sets forth the estimated amounts of expenses, other than underwriting discounts and commissions, to be borne by the Company in connection with the distribution of the shares offered hereby:

     Securities and Exchange Commission Registration Fee........     $_____
     Printing Expenses..........................................      _____
     Accounting Fees and Expenses...............................      _____
     Legal Fees and Expenses....................................      _____
     Blue Sky Fees and Expenses.................................      _____
     Miscellaneous Expenses.....................................      _____
                                                                     ------

                Total Estimated Expenses........................     $_____
                                                                     ======

Item 15.  Indemnification of Directors and Officers.

     The Bylaws of the Company provide that Directors and Officers, former Directors and Officers, their heirs, executors and administrators are generally entitled to indemnification to the extent and under the circumstances permitted by law including, where permitted and upon satisfaction of any undertaking required, advance of expenses.

     The Michigan Business Corporation Act provides in connection with the indemnification of officers and directors of Michigan corporations (and persons acting on behalf of a Michigan corporation as director, officer, employee or agent of another business entity) as follows:

          (a) In actions other than by or in the right of the corporation, corporate power to indemnify against expenses (including attorneys' fees), judgments, penalties, fines and amounts paid in settlement, actually and reasonably incurred, if the director or officer acted in good faith and in a manner he reasonably believed to be in and not opposed to the best interests of the corporation or its shareholders (or if a criminal proceeding, had no reasonable cause to believe his conduct was unlawful) (Section 561).

          (b) In actions by or in the right of the corporation, corporate power to indemnify against expenses (including attorneys' fees), and amounts paid in settlement if the director or officer acted in good faith and in a manner he reasonably believed to be in and not opposed to the best interests of the corporation or its shareholders, except that no indemnification may be made if such person shall have been found liable to the corporation (unless a court determination is made that such person is fairly and reasonably entitled to such indemnification) (Section 562).

          (c) A right to indemnification against expenses (including attorneys' fees), incurred in the event the director or officer has been successful on the merits or otherwise in defense of any such actions or incurred in a proceeding brought to enforce this right of indemnification (Section 563).

          (d) The indemnification or advancement of expenses provided under the above-discussed Sections is not exclusive of other rights to which a person seeking indemnification or advancement of expenses may be entitled under the Articles of Incorporation, Bylaws, or a contractual agreement. However, the total amount of expenses advanced or indemnified from all sources combined shall not exceed the amount of actual expenses incurred by the person seeking indemnification or advancement of expenses (Section
     565).

     Section 567 of the Michigan Business Corporation Act provides for corporate power to purchase and maintain insurance on behalf of directors and officers (including persons acting as a director, officer, employee or agent of another business entity on behalf of the corporation) against any liability due to such status, whether or not the corporation would have power to indemnify such person against such liability. The Company provides such insurance.

Item 16.  Exhibits.
                                                                 Filed
                                                          ---------------------
Exhibit                                                                  By
  No.               Description                           Herewith    Reference
-------             -----------                           --------    ---------
 1          Underwriting Agreement.                          NA          NA
 2          Plan of acquisition, reorganization,
            arrangement, liquidation, or succession.         NA          NA
 4          Instruments defining common shareholder
            rights.
 4(a)(1)    Articles of Incorporation of Southeastern
            Michigan Gas Enterprises, Inc.
            ("Enterprises"), as restated
            July 11, 1989.(a)                                            x
 4(a)(2)    Certificate of Amendment to Article III
            of the Articles of Incorporation dated
            May 16, 1990.(b)                                             x
 4(b)       Bylaws of Enterprises--last revised
            March 1, 1995.(c)                                            x
 5          Opinion re:  legality.                           x
 8          Opinion re:  tax matters.                        x
12          Statement re:  computation of ratios.            NA          NA
15          Letter re:  unaudited interim financial
            information.                                     NA          NA
23          Consent of Arthur Andersen LLP.                  x
24          Power of Attorney.                               x
25          Statement of eligibility of trustee.             NA          NA
26          Invitation for bids.                             NA          NA
27          Financial Data Schedule.(d)                                  x
99          Additional Exhibits.                             NA          NA

Key to Exhibits Incorporated by Reference

     (a) Filed with Enterprises' Form 10-K for 1989, dated March 29, 1990, File No. O-8503.
     (b) Filed with Enterprises' Form 10-K for 1990, dated March 28, 1991, File No. O-8503.
     (c) Filed with Enterprises' Form 10-K for 1994, dated March 28, 1995, File No. O-8503.
     (d)    Filed with Enterprises' Form 10-Q for the quarter ended
            September 30, 1996, File No. O-8503.

Item 17.  Undertakings.

(a)  The undersigned registrant hereby undertakes:

     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

            (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

     (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(h) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Company pursuant to any charter provision, bylaw, contract, arrangement, statute, or otherwise, the Company has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer, or controlling person of the Company in the successful defense of any such action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.


Item 18.  Financial Statements and Schedules.

     Not applicable.

                                  SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, Southeastern Michigan Gas Enterprises, Inc. certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-3 and has duly caused this registration statement or amendment thereto to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Port Huron and State of Michigan, on the 27th day of December, 1996.

                                   SOUTHEASTERN MICHIGAN GAS ENTERPRISES, INC.

                                   By   William L. Johnson
                                     ------------------------------------------
                                     President and C.E.O.

     Pursuant to the requirements of the Securities Act of 1933, this registration statement or amendment thereto has been signed below by the following persons in the capacities indicated on December 27, 1996.

            Signature                                 Title

William L. Johnson                 President (Director and Principal Executive
--------------------------------   Officer)


Robert F. Caldwell                 Executive Vice President (Principal
--------------------------------   Financial and Accounting Officer)


Frank G. Andreoni*                 Director
--------------------------------


Daniel A. Burkhardt*               Director
--------------------------------


Edward J. Curtis*                  Director
--------------------------------


John T. Ferris*                    Director
--------------------------------


Michael O. Frazer*                 Director
--------------------------------


Harvey I. Klein*                   Director
--------------------------------


Frederick S. Moore*                Director
--------------------------------


Edith A. Stotler*                  Director
--------------------------------


Donald W. Thomason*                Director
--------------------------------


*By William L. Johnson
    ----------------------------
    Attorney-in-fact

                  SOUTHEASTERN MICHIGAN GAS ENTERPRISES, INC.
                      Registration Statement on Form S-3
                                 Exhibit Index

                                                                 Filed
                                                          ---------------------
Exhibit                                                                  By
  No.               Description                           Herewith    Reference
-------             -----------                           --------    ---------
 1          Underwriting Agreement.                          NA          NA
 2          Plan of acquisition, reorganization,
            arrangement, liquidation, or succession.         NA          NA
 4          Instruments defining common shareholder
            rights.
 4(a)(1)    Articles of Incorporation of Southeastern
            Michigan Gas Enterprises, Inc.
            ("Enterprises"), as restated
            July 11, 1989.(a)                                            x
 4(a)(2)    Certificate of Amendment to Article III
            of the Articles of Incorporation dated
            May 16, 1990.(b)                                             x
 4(b)       Bylaws of Enterprises--last revised
            March 1, 1995.(c)                                            x
 5          Opinion re:  legality.                           x
 8          Opinion re:  tax matters.                        x
12          Statement re:  computation of ratios.            NA          NA
15          Letter re:  unaudited interim financial
            information.                                     NA          NA
23          Consent of Arthur Andersen LLP.                  x
24          Power of Attorney.                               x
25          Statement of eligibility of trustee.             NA          NA
26          Invitation for bids.                             NA          NA
27          Financial Data Schedule.(d)                                  x
99          Additional Exhibits.                             NA          NA




Key to Exhibits Incorporated by Reference

     (a) Filed with Enterprises' Form 10-K for 1989, dated March 29, 1990, File No. O-8503.
     (b) Filed with Enterprises' Form 10-K for 1990, dated March 28, 1991, File No. O-8503.
     (c) Filed with Enterprises' Form 10-K for 1994, dated March 28, 1995, File No. O-8503.
     (d)    Filed with Enterprises' Form 10-Q for the quarter ended
            September 30, 1996, File No. O-8503.